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                                                                   Exhibit 10.22


                                  OFFICE LEASE

     THIS LEASE, referred to as the "Lease" is made and entered into this 6th day of November, 1996 between SUMMIT SQUARE INVESTORS, L.P., a Pennsylvania limited partnership referred to as the "Landlord" and WEST COAST ENTERTAINMENT CORPORATION, a Delaware corporation, referred to in this Lease as "Tenant". In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, Landlord leases to Tenant, and Tenant leases from Landlord, Suite 200, comprising 17,056 square feet of space, located on the second floor of the One Summit Square Building, Route 413 and Double Woods Roads, Langhorne, Middletown Township, Bucks County, Pennsylvania, and more particularly described in Exhibit A attached to this Lease. These premises are referred to in this Lease as the "Premises". The One Summit Square Building is referred to in this Lease as the "Building", and the area on which the Building is constructed, together with surrounding areas such as the parking lot and so forth, are referred to as the "Land".


                                ARTICLE 1. TERM

SECTION 1.1 LEASE TERM

     The term of this Lease, referred to as the "Term", shall commence on the date Tenant occupies the Premises referred to as the "Commencement Date" and end on the date which is 62 months following the later of (a) February 1, 1997 or
(b) the date that is 45 days after the date on which Landlord delivers the Premises to Tenant in accordance with this Section 1.1, referred to as the "Expiration Date", unless sooner terminated or extended as provided in this Lease. Tenant's obligation to pay Minimum Rent shall commence on the later of
(a) February 1, 1997 or (b) on the date which is 45 days after the day on which Landlord's Work is completed and Tenant's occupancy commences.

     Landlord shall improve the Premises for Tenant's occupancy in accordance with the plans described in Schedule 1.1 (the "Plans"). Landlord and Tenant agree that the Plans have been reviewed and accepted by Landlord and Tenant. Promptly following execution of this Lease by Landlord and Tenant Landlord, through contractors employed by Landlord for such purpose, shall commence the improvements in accordance with the Plans (such work, "Landlord's Work") and shall proceed diligently so as to complete Landlord's Work such that the Premises may be occupied by Tenant for the conduct of business on or before December 20, 1996, subject to completion of "punchlist items". All work performed by Landlord shall be performed in a good and workmanlike manner and in accordance with all building, safety and other governmental and quasi-governmental laws, codes, ordinances and regulations applicable thereto. If said improvements and changes as agreed between Landlord and Tenant are not completed by March 1, 1997, this Lease may be terminated at the sole discretion of the Tenant by written notice to Landlord at any time after March 1, 1997 while such failure persists.


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     If Landlord fails to deliver possession of the Premises either (a) because a certificate of occupancy has not been procured, (b) due to delays caused by Tenant or (c) because a previous occupant is holding over, or (c) because of any other cause or reason beyond the reasonable control of Landlord, then the following provisions shall apply (provided the Lease shall not have been terminated by Tenant): (i) the Term shall not commence on the date set forth above but shall, instead, commence on a date fixed by Landlord in a notice to Tenant, which notice shall state that the Premises is, or prior to the commencement date fixed in such notice will be, completed and ready for occupancy by Tenant; (ii) the Term shall end on a date (the ''Expiration Date'') which shall be the last day of the sixty second (62nd) month after the Term shall have commenced, unless sooner terminated as hereinafter provided; (iii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin and end as provided in clauses (i) and (ii) aforesaid; and (iv) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the Premises on the date originally fixed therefor. None of the foregoing shall be construed so as to limit Tenant's right to terminate this Lease in the event Landlord's Work is not completed and the Premises delivered on or before March 1, 1997.

     Tenant shall have, as appurtenant to the Premises, the right to use, in common with others entitled thereto, elevators, driveways, walkways, parking areas, loading docks and other common areas and common facilities serving the Premises and/or the Building or Land.

SECTION 1.2 OPTION TO EXTEND TERM

     Tenant has the right to extend this Lease for one term of five (5) years beyond the Expiration Date, on the following terms and conditions:

     (a) Tenant shall not at the time of exercise be in default after expiration of all applicable grace or cure periods. All the terms, covenants, and provisions of the original Lease term shall apply to all extended lease terms.

     (b) Tenant may exercise its option to extend this Lease by giving Landlord notice of its intention to do so not later than nine (9) months prior to the expiration of the Lease term. To constitute effective notice of an intention to exercise an option under this Lease, the notice must be sent by certified or registered mail to Landlord at the address provided in Section 11.1 of this Lease and must be postmarked no later than the latest date provided in this Section for Tenant's exercise of the option.

     (c) Any option to renew shall be at the rate of ninety-five percent (95%) of the fair market value of similar office space taking into account the condition of the improvements in the Premises, such fair market value to be determined in accordance with Schedule 1.2 attached hereto.

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SECTION 1.3 HOLDOVER

     If Tenant holds over and continues in possession of the leased Premises after the Expiration Date, other than as provided in Section 1.2, Tenant will be deemed to be occupying the Premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this Lease. Minimum Rent shall accrue at the rate of 150% of Minimum Rent otherwise payable hereunder. Acceptance of any such payment by Landlord shall not constitute an acceptance by Landlord of such holdover tenancy or result in a renewal.

SECTION 1.4 RIGHT OF TERMINATION

     Provided Tenant shall not be in default, nor shall there exist any event which with the passage of time or the giving of notice or both would constitute an event of default hereunder. Tenant shall have the right to terminate this Lease effective on each of the second, third and fourth anniversaries of the date hereof provided Tenant shall have complied with the following terms and conditions:

          (a) Tenant shall have delivered written notice to Landlord of its intention to exercise its right under this Section 1.4 (a "Termination Notice") on the day which is two hundred seventy (270) days prior to the second, third or fourth anniversary of the Commencement Date, as the case may be. A Termination Notice shall be ineffective unless it is accompanied by a certified check or wire transfer of funds in an amount equal to the sum of (i) the unamortized portion of the total cost of completing Landlord's Work and leasing commissions paid in connection herewith (as if amortized over a 5 year term at 8% per annum interest rate) which total cost will be certified by Landlord to Tenant within 90 days following the Commencement Date plus, if Tenant exercises its termination right as to the second anniversary of the Commencement Date; (ii) $170,560.02 plus (iii) if Tenant has exercised its option under Section 1.5 the amount equal to six months Minimum Rent of any Expansion Space (as defined in Section 1.5).

          (b) Upon the giving of a Termination Notice, Landlord shall be entitled to show the Premises to prospective tenants, notwithstanding the provisions of Section 6.1.

          (c) Upon the valid exercise of Tenant's termination right, the second, third or fourth anniversary of the Commencement Date, as applicable, shall become the Expiration Date hereof, and all terms and conditions of this Lease relating to the termination or expiration of the Term hereof shall apply to such date.

SECTION 1.5 OPTION FOR PNC MORTGAGE SPACE

     Tenant shall have the option during the first year to lease space on the first floor (the "Expansion Space") (currently occupied by or pursuant to a lease with PNC Mortgage Corporation) on the following terms and conditions:



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     (a) Tenant shall notify Landlord in writing of its intention to exercise its option not later than the day which is 30 days following Landlord's written notice to Tenant that the Expansion Space will be available for Tenant's occupancy on a date to be specified in such notice.

     (b) If Tenant elects to lease the Expansion Space, then Landlord and Tenant will enter into an amendment to this Lease adding the Expansion Space to the Premises under this Lease, and providing for the appropriate increase to Tenant's Pro Rata Share. The Amendment will also provide that the annual Minimum Rent for the Expansion Space will be $20.00 per square foot of such space, and that the Landlord shall improve the Expansion Space at its sole cost and expense for normal office use with leasehold improvements similar to improvements to the Premises. The effectiveness of this Lease as to the Expansion Space shall commence upon substantial completion of the tenant improvements therein.


SECTION 1.6 RIGHT OF FIRST OFFER

     Tenant shall have a right of first offer with respect to all space in the building which becomes vacant during the initial term of this Lease, on the following terms and conditions:

     (a) Landlord shall notify Tenant of the availability of any such space, as well as the terms and conditions under which Landlord intends to offer such space for lease.

     (b) Within fifteen (15) days following receipt of such notice, Tenant shall notify Landlord whether it intends to lease such space, on the terms set forth in Landlord's offer. If Tenant declines (or fails to respond on a timely basis) then Tenant's right of first offer will be void and of no further force and effect and Landlord will be free to market the space on the terms specified in Landlord's notice. In the event Landlord fails to lease the space on the terms specified in Landlord's notice during the three month period immediately following Tenant's rejection of the offer, then Tenant's right of first offer for such space shall continue in force, except that the time which Tenant is required to respond shall be reduced from fifteen days to five days.


                                ARTICLE 2. RENT

SECTION 2.1 MINIMUM RENT

     Tenant will pay to Landlord without set-off, abatement or reduction of any kind, except as otherwise set forth herein, the sum of $28,426.67 per month, or $341,120.00 per year from the date specified in Section 1.1 for the commencement of Minimum Rent and continuing throughout the original Lease term, in advance on the first day of each month. This will be known as the "Minimum Rent." Rent for any fractional month at the beginning or end of the Lease term shall be prorated on a per diem basis based upon a 365-day year.


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     If any payment of Minimum Rent or Additional Rent becomes overdue for fifteen(15) days or more, Tenant agrees to pay forthwith an additional charge to defray the costs incident to handling of the delinquent account in the amount of five percent (5%) for each such overdue payment. It is understood, however, that all monthly payments of rent are actually due and payable on the first day of each month, as specified in Section 2.1, and that failure to pay on or before the last day of any grace period shall constitute a default.

SECTION 2.2 ADJUSTMENT RENT

     (a) In addition to the Minimum Rent reserved in Section 2.1 above, commencing with calendar year 1998 and for each subsequent calendar year or portion thereof thereafter during the Term, Tenant shall pay to the Landlord as additional rent (the "Adjustment Rent") an amount equal to the Tenant's pro-rata share (as hereinafter defined in subsection 2.2 (b)(iii)) of any increase in the operating expenses (as hereinafter defined in subsection 2.2 (b)(iv)) as reflected by the difference between the amount of such operating expenses for the Current Lease Year (subject to adjustment as provided in subsection 2.2
(a)(i)) and the Base Amount (as hereinafter defined in subsection 2.2 (b)(i)).

     If the Expiration Date of this Lease shall occur on a date other that the last day of a calendar year, then the Tenant's share of Adjustment Rent for the calendar year in which the Expiration Date falls shall be determined by multiplying the Adjustment Rent for said calendar year by a fraction, the numerator of which is the number of days from and including the first day of such calendar year to and including the Expiration Date, and the denominator of which is 365.

     (b) For purposes of the foregoing, the following terms shall have the following meanings:

          (i) The term "Base Amount" shall mean the actual amount of operating expenses for calendar year 1997, which the parties estimate for purposes of current billings to be the sum of Four Hundred Fifty Thousand Dollars ($450,000.000). The "Base Amount" will be revised after the actual operating expenses are determined for calendar year 1997.

          (ii) The term "Current Lease Year" shall mean each calendar year or part thereof during the Term, with respect to which a determination of Adjustment Rent is being made.

          (iii) The "Tenant's Pro Rata Share" shall be 25.272%. This percentage is calculated by dividing Tenant's net rentable space in the Premises (17,056 square feet) by the total rentable space in the Building (67,489 square feet).

          (iv) The term "operating expenses" shall mean the following actual costs or expenses paid or incurred by the Landlord in connection with the servicing, operation, maintenance and repair of the Building and related exterior appurtenances to, and parking


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facilities for, the Building: the cost of utilities, insurance, elevator maintenance and service, general maintenance, painting, redecorating and repair of the common areas and the exterior of the Building, janitorial services, window washing, rubbish removal, security services, snow removal, sewer charges, fuel, air conditioning, general landscape and parking area maintenance and any other costs, charges and expenses which, under generally accepted accounting principles and practice would be regarded as maintenance and operating expenses including such costs, charges and expenses as would normally be amortized over a period not exceeding five years; subject, however, to the provisions of the following sentence hereof. "Operating expenses" shall also include the actual cost of roof replacement and parking lot resurfacing, amortized over the useful life of such improvements at a commercially reasonable discount rate. The cost of any capital improvements made to the Building after the Commencement Date that reduce other operating expenses or are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over the useful life of the item in question, together with interest on the unamortized balance thereof at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvement.

     In addition, "operating expenses" shall specifically include all real estate taxes which shall mean all taxes, general and special, levied or assessed on the land owned by the Landlord on which the Building has been erected (the "Land"), the Building, all improvements on the Land relating to the Building, including parking facilities, and on the fully completed improvements to the Building. Furthermore, should Bucks County or any governmental authority having jurisdiction over the Premises or the Building and Land ever impose a tax and/or assessment of any kind or nature upon, against or with respect to the rental income of the Landlord derived from the Building or with respect to the Landlord's ownership of the Land and/or Building either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Land or Building or in addition thereto, then in such event, such tax, assessment and/or surcharge shall be deemed to constitute "real estate taxes". Real estate taxes for the Base Amount and any calendar year shall be deemed to be the taxes payable in the Base Amount or calendar year in question, even though the levy or assessment may be for a different fiscal year.

     Operating expenses specifically exclude expenses for painting, redecorating or other work which the Landlord performs for any tenant of the Building; expenses for repairs or other work occasioned by fire, windstorm or other insured casualties; costs incurred in leasing space within the Building, or in procuring new tenants; legal expenses incurred in enforcing the terms or conditions of any lease; ground rents, interest or amortization payments on any mortgage or obligation in the nature of a mortgage; amounts received by Landlord through proceeds of insurance, tenants, condemnation awards, warranties or any other source; brokerage commissions; taxes other than real estate taxes (except for taxes in lieu of real estate taxes); costs in the nature of fees, fines or penalties arising out of the breach of any obligation, contractual or at law, by Landlord or its contractors, employees or agents, including attorneys' fees; tenant buildout expenses, including permit, license and inspection costs relating thereto; costs or expenses relating to correction of latent defects in the Building (provided that normal

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maintenance expenses will not be excluded) or non-compliance of the Building with laws in effect as of the date hereof; costs relating to environmental compliance or remediation; capital expenditures, except to the extent included above; reserves for future expenditures not yet incurred; attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Building; expenses in connection with services not offered to Tenant; overhead and profit increment paid to Landlord or any of its affiliates to the extent the same exceed market rates; advertising and promotional expenditures; and depreciation.

            (c) Following the end of each calendar year, the Landlord shall furnish the Tenant with a statement (herein called the "Tenant's Adjustment Rent Statement"), setting forth the amount of Adjustment Rent payable by the Tenant pursuant to subsection 2(b), above, for the Lease Year immediately preceding the Lease Year in which the Tenant's Adjustment Rent Statement is issued, by reason of (i) any increase in real estate taxes and (ii) any increase in operating expenses over the Base Amount. Copies of real estate tax bills and a statement of operating expenses of the Building prepared by the Landlord's accountants shall be included with Tenant's Adjustment Rent Statement. Tenant shall have the right to audit the applicable records of Landlord to confirm that the charges billed to Tenant under this Lease are proper and conform to the provisions of this Lease. Such right shall be exercisable by Tenant within one year after Tenant's receipt of Tenant's Adjustment Rent Statement. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs or expenses passed through to Tenant pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate published in the Wall Street Journal, and such credit shall be extended to succeeding installments of rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date or expiration or earlier termination. In addition, in the event such audit by Tenant discloses such an overcharge in excess of the five percent (5%) of the amount payable in accordance with this Lease, then Landlord shall pay to Tenant the reasonable costs and expenses of such audit. If the audit discloses an underpayment by Tenant, Tenant will remit the amount of such underpayment within thirty
(30) days following receipt of a bill for such underpayment amount.

            Unless the Landlord has exercised its election under the next grammatical paragraph, the Tenant shall within thirty (30) days of receipt of the Tenant's Adjustment Rent Statement pay the amount of Adjustment Rent shown thereon. Prior to the Expiration Date the Landlord shall submit to the Tenant an estimate of the Tenant's Adjustment Rent Statement for the calendar year in which the Expiration Date falls, and the Tenant shall pay to the Landlord within thirty (30) days of receipt of such statement the estimated Adjustment Rent. After the end of such calendar year the Landlord shall submit to the Tenant the final Tenant's Adjustment Rent Statement and an appropriate adjustment shall be made between the Landlord and the Tenant based on the amount of Adjustment Rent theretofore paid by the Tenant for the period from the first day of such calendar year to and including the Expiration Date.

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     At the election of the Landlord, the Tenant shall pay to the Landlord on account of Adjustment Rent for any calendar year on the first day of each month during such calendar year an amount equal to one-twelfth (1/12) of the Landlord's estimate of the Tenant's Adjustment Rent for such calendar year. Landlord's estimate of the Tenant's Adjustment Rent shall not exceed 105% of the prior year's Adjustment Rent. After the end of such calendar year and the delivery of the Tenant's Adjustment Rent Statement, if the amount paid by the Tenant during such calendar year shall exceed the actual amount set forth in said statement, such excess shall be credited against the next installment of Adjustment Rent due from the Tenant to the Landlord hereunder. If, on the other hand, the amount shown in the Tenant's Adjustment Rent Statement shall be greater than the aggregate amount paid by the Tenant as an estimate on account of such Adjustment Rent for the calendar year in question, the Tenant shall pay to the Landlord the difference between the amount theretofore paid by the Tenant and the actual amount of such Adjustment Rent within thirty (30) days after the receipt of the Landlord's estimated payment statement; provided that, if at any time or times it appears to Landlord in its reasonable discretion that the real estate taxes for the then current fiscal year of the taxing authority shall vary from Landlord's estimate therefor by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent payments of Rent by Tenant shall be based upon such revised estimate.

     Notwithstanding the foregoing, the Tenant shall pay directly to the utility all utility expenses incurred in the operation of the separately metered air conditioning/heat pump unit which serves the Premises, to be determined monthly by reference to the meter which measures the utility usage of said unit.


                          ARTICLE 3.  USE OF PREMISES

SECTION 3.1 PERMITTED USE

     Tenant will use the leased Premises only for general office purposes, unless Landlord shall give Tenant prior written consent for a different use.


SECTION 3.2 WASTE, NUISANCE, OR ILLEGAL USES

     Tenant shall not use the Premises or permit them to be used in any manner that results in waste of the Premises or constitutes nuisance. Tenant shall not use the Premises or permit them to be used for any illegal purpose. Tenant at its own expense will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws and ordinances, and with all applicable rules and regulations of governmental agencies concerning the use of the Premises; provided, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs,


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modifications, or installations shall (a) be due to Tenant's particular manner of use of the Premises (as opposed to normal office use generally), or (b) be due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant. Tenant will not store or use hazardous substances or materials on the Premises, other than ordinary office and cleaning supplies. Tenant shall be permitted to use materials and substances which are customary to normal office use. Notwithstanding the foregoing, any materials or substances governed by the laws and regulations of the United States or of any state or municipality, or of any agency thereof shall be handled, controlled, managed and disposed of by Tenant in accordance with such laws and regulations and Tenant agrees to indemnify and hold Landlord harmless from any and all losses, damages, fines, penalties and causes of action resulting from Tenant's breach of its obligations under this section.

SECTION 3.3 USE OF COMMON AREAS

     Restrooms, elevators, stairs, hallways, parking facilities, and other common areas may be used by the tenant and its employees, as long as said use is reasonable and in accordance with reasonable and uniformly enforced rules and regulations as may be promulgated by Landlord from time to time and imposed on all tenants throughout the Building. Landlord will not alter or reconfigure the common areas of the Building so as to materially and adversely affect Tenant's conduct of business at the Premises.

SECTION 3.4 SERVICES

     The Landlord shall furnish electric current sufficient for general office purposes, water, lavatory supplies, building standard fluorescent tube replacements and automatically operated elevator service during normal business hours, and normal and usual cleaning and janitorial service in accordance with the specifications therefor set forth in Schedule 3.4 after business hours, without additional cost to the Tenant except as otherwise provided herein; the Landlord further agrees to furnish heat and air-conditioning during the appropriate seasons of the year, consistent with temperatures maintained in other first rate office buildings in the area, between the hours of 8:00 A.M. and 6:00 P.M. on Monday through Friday and from 8:00 A.M. to 1:00 P.M. on Saturday (exclusive of holidays); provided, however, that the Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatsoever beyond the control of the Landlord. Notwithstanding any of the foregoing to the contrary, in the event Tenant is not reasonably able to use the Premises or the parking areas serving the same on account of work, repairs or alterations made by Landlord or a cessation or reduction in any utilities or services necessary for use of the Premises or such parking areas for which prior consent has not been received, Minimum Rent shall be abated equitably hereunder from and after the date that is five (5) days after the date upon which Tenant became unable to use the Premises or such parking areas until the date Tenant is again reasonably able to use the Premises and such parking areas. Landlord shall be responsible to maintain the common areas, including without limitation, the hallways, lobby, public restrooms, parking lot and driveways provided that Landlord shall not be liable for temporary inaccessibility


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of common areas caused by maintenance or repaid work or strike, riot, civil commotion or any other cause or reason whatsoever beyond the control of Landlord. Tenant may request heat and air conditioning during other hours, upon 24 hour notice to Landlord, for which Tenant will pay $25 per hour of said additional heat and air conditioning. Holidays are: New Year's Day, Memorial Day, Independence Day (July 4th), Labor Day, Thanksgiving Day, and Christmas.

SECTION 3.5 ADDITIONAL RENT

     In the event the Landlord is entitled under the terms of this Lease to collect any sum of money from the Tenant, or the Tenant is required to pay to the Landlord any sum of money, other than the Minimum Rent and Adjustment Rent, such sum or amount shall be regarded as additional rent and, at the election of the Landlord, shall be payable on demand, on the due date of the next monthly installment of Minimum Rent. The Landlord shall be entitled to treat the failure to pay additional rent in the same manner as a default in the payment of Minimum Rent. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have arising from the Tenant's failure to make a payment to the Landlord.

SECTION 3.6 MAINTENANCE AND SURRENDER BY TENANT

     Except as provided in Section 3.4, Tenant shall maintain the leased Premises throughout the Lease term and any extensions of that term, and keep them free from waste or nuisance. At the termination of the Lease, Tenant shall deliver the Premises in as good a condition and state of repair as they were in at the time Landlord delivered possession to Tenant, except for reasonable wear and tear and damage by fire, flood, or other casualty. In the event Tenant should neglect to reasonably maintain the leased Premises, Landlord shall have the right, but not the obligation, after written notice to Tenant stating Landlord's intention to exercise self-help remedies, other than in any emergency situation, in which case notice will be given when practicable, to cause repairs or corrections to be made, and any reasonable costs incurred for such repairs or corrections for which Tenant is responsible under this Section shall be payable by Tenant to Landlord as Additional Rent with the next monthly installment of Minimum Rent.

SECTION 3.7 TENANT'S AGREEMENT

     Tenant further agrees that the only sign, advertisement or notice which shall be inscribed, painted or affixed on any part of the inside of the Premises or Building, including the directories and doors of offices, shall be installed and paid for by Landlord and designed by Tenant and approved by Landlord. Tenant further agrees that no sign, advertisement or notice may be affixed to the outside of the Building. Landlord shall have the right to prohibit any advertisement of any Tenant which in the Landlord's opinion tends to impair the reputation of the Building or its desirability as a Building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from the Landlord, Tenant shall refrain from and discontinue such advertisement; that the Landlord shall have the right to prescribe the weight, method of installation and position of safes or other heavy fixtures or


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equipment and Tenant will not install on the Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designated to carry; that all damage done to the Building or the Premises by taking in or removing a safe or any other article of Tenant's office equipment, or due to its being in the Premises, shall be repaired at the expense of the Tenant. For purposes of this Lease, the maximum permissible floor load per square foot is 250 lbs. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by the Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of the Landlord, who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the public area adjacent to the Building any of Tenant's merchandise there delivered or deposited.

SECTION 3.8 SPECIAL EQUIPMENT

     The Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, adding machines and other such electrically operated office machinery and equipment, including computers and date processing equipment normally used in modern offices, without first obtaining the prior written consent of the Landlord, who may condition such consent upon the payment by the Tenant of additional rent as compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery. The Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air-conditioning system, or the electrical system of the Premises without the prior written consent of the Landlord. All amounts paid pursuant to this Section 3.8 as additional rent shall be paid in addition to any amounts paid pursuant to Section 3.6 above.

SECTION 3.9 TENANT EQUIPMENT

     Maintenance and repair of equipment such as kitchen fixtures, separate air-conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

SECTION 3.10 USE OF ASBESTOS IN PREMISES

     Tenant each agrees to indemnify and hold Landlord harmless from and against liability arising out of the presence of asbestos or other hazardous substances at the Premises resulting from the actions of Tenant.

                    ARTICLE 4. TAXES AND LANDLORD COVENANTS

SECTION 4.1 PERSONAL PROPERTY TAXES

     Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in or on the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property, and if Landlord elects to pay them, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord on demand that part of the taxes for which Tenant is primarily liable under this Article.

SECTION 4.2 REAL PROPERTY TAXES AND ASSESSMENTS

     Landlord shall pay and fully discharge all real property taxes, special assignments, and governmental charges of every character imposed on the leased Premises during the term of this Lease, including any special assessments imposed on or against the Premises for the construction or improvement of public works.

SECTION 4.3 INSURANCE

     Landlord shall maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Landlord shall supply to Tenant from time to time upon request of Tenant certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. All policies of insurance maintained by Landlord shall contain the same waiver of subrogation provisions for the benefit of Tenant as Tenant is required to obtain in its insurance policies for the benefit of Landlord.

SECTION 4.4 COMPLIANCE WITH LAW

     To the best of Landlord's knowledge, Landlord represents and warrants to Tenant that the Land, Building and Premises are in material compliance with all applicable zoning, land use and environmental laws and agreements and the requirements of all easement and encumbrance documents and Landlord covenants to keep the same in compliance throughout the Term.

                       ARTICLE 5. ALTERATIONS, ADDITIONS,
                           IMPROVEMENTS, AND FIXTURES


SECTION 5.1 CONSENT OF LANDLORD

     Tenant shall not make any alterations, additions, or improvements to the leased Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions, or improvements shall not be unreasonably withheld by Landlord, and shall not be required with respect to alterations, additions and improvements costing less than $25,000.

SECTION 5.2 PROPERTY OF LANDLORD

     All alterations, additions, or improvements made by Tenant shall become the property of Landlord at the termination or expiration of this Lease. However, if Landlord so elects, Tenant shall promptly remove all alterations, additions and improvements, and any other property placed in or on the Premises by Tenant, and Tenant shall repair any damage caused by such removal. Notwithstanding the first sentence hereof, all initial buildout improvements will remain at the Premises at the Expiration Date hereof. Landlord will inform Tenant at the making of any other alterations, additions or improvements whether Tenant will be required to remove such improvements upon termination or expiration of this Lease.

SECTION 5.3 TRADE FIXTURES

     Tenant has the right at all times to erect or install furniture and fixtures, provided that Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant shall have the right to remove such items at the termination of this Lease and the fixtures can be removed without structural damage to the Premises. Prior to the termination of this Lease, Tenant must repair any damage caused by removal of any fixtures. Any furniture or fixtures that have not been removed by Tenant at the termination of this Lease shall be deemed abandoned by Tenant and shall automatically become the property of Landlord provided that the cost of restoring any damage to the Premises caused by such removal will be paid by Tenant to Landlord as Additional rent.

SECTION 5.4 DAMAGE

     All injury to the Premises or the Building caused by moving the property of Tenant into, in or out of, the Building and all breakage done by Tenant, or the agents, servants, employees and visitors of Tenant, shall be repaired by the Tenant, at the expense of the Tenant. In the event that the Tenant shall fail to do so, then the Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, non-structural or otherwise) and any charge or cost so incurred by the Landlord shall be paid by the Tenant as Additional Rent.

SECTION 5.5 PERSONAL PROPERTY

            All personal property of the Tenant in the Premises or in the Building shall be at the sole risk of the Tenant. Tenant shall insure all personal property of Tenant and all improvements to the Premises made by Tenant against all risk of loss or damage in an amount to equal to the replacement cost. Tenant shall provide Landlord with a Certificate of Insurance evidencing such coverage within fourteen days of the Commencement Date. Except where caused by the negligence of the Landlord, the Landlord shall not be liable for any accident to or damage to the property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property, except where due to Landlord's gross negligence or willful misconduct. Landlord shall not be liable in damages for, nor shall this Lease be affected by, conditions arising or resulting from, construction on property contiguous to the Building, including other construction on the Land, and which may affect the Building.

            Landlord agreed to repair any malfunction or other defect within its reasonable control in the electrical system of the Building, so that there is furnished to Premises an uninterrupted supply of electricity, to the extent of the electrical systems in the Building within Landlord's control.

SECTION 5.6 LIABILITY

            The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises, except for maintenance of the structure and roof of the Building. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant or the acts of Tenant, its invitees, agents or employees in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.



                       ARTICLE 6. INSPECTION BY LANDLORD

SECTION 6.1 RIGHT TO ENTER

            Landlord and its officers, agents, employees, and representatives shall have the right to enter the leased Premises at all reasonable hours, whether or not during normal business hours, with reasonable advance written notice, except in the event of an emergency, for purposes of inspection, cleaning, maintenance, repairs, alterations, or additions as Landlord may deem necessary (but Tenant assumes no obligation to make repairs in the leased Premises except as expressly provided in this Lease), or to show the Premises to prospective purchasers, or lenders or, during the last six (6) months of the Term, to prospective tenants, with minimal disruption of tenant's business. Tenant shall not be entitled to any abatement or reduction of rent by reason of the entry of Landlord or any of its officers, agents, representatives, or employees pursuant to this article, nor shall such entry be deemed an actual or constructive eviction.

                   ARTICLE 7. ALTERATIONS; MECHANICS' LIENS

SECTION 7.1 NO MECHANICS LIENS

     Tenants shall not permit any mechanics' liens to be filed at any time against the leased Premises or any part of the Premises in connection with any work done by it or caused to be done by it. If any such lien should be filed, Tenant shall promptly cause it to be discharged of record by payment, deposit, bond, order of court, or otherwise.

SECTION 7.2 ALTERATIONS

     All work consented to by Landlord, to be done or performed in or about the Premises by Tenant, whether prior to the Commencement Date or thereafter, shall comply with the architectural and mechanical requirements of the Building shall be performed at Tenant's sole cost and expense in accordance with the plans and specifications prepared by and at the expense of Tenant and reasonably approved by Landlord, by bonded contractors, subcontractors and materialmen approved by Landlord, in its reasonable discretion. During the course of performance of said work. Tenant will carry or cause to be carried such insurance as may from time to time be reasonably required by Landlord naming the Landlord and Landlord's agent as additional insureds and further providing that such insurance cannot be canceled without thirty (30) days prior written notice to Landlord and Landlord's agent. Landlord shall require a standard warranty by each of Tenant's prime contractors and materialmen for the benefit of the Landlord, Tenant and such other parties as Landlord shall designate that all work performed and materials and equipment furnished by such contractors will conform to the requirements of the plans and specifications as to the kind, quality, function of the equipment and characteristics of material and workmanship and will remain so for a period of one year from the date that the work has been completed, and in the event any deficiency, defects, faults or imperfections of materials, equipment or workmanship shall appear prior to the expiration of such period, the contractor, upon receiving written notice thereof from Landlord or Tenant will immediately correct and repair the same at the expense of such contractor; said warranty to be effective whether or not any part of the aforesaid work has been subcontracted by the contractor.

SECTION 7.3 CONSENT

     Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other Tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other Tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

                              ARTICLE 8. INDEMNITY

SECTION 8.1 TENANT TO HOLD LANDLORD HARMLESS

     Tenant and Landlord each agree to indemnify and hold the other harmless against any and all claims, demands, damages, costs, and expenses, including reasonable attorneys' fees for the defense of such claims and demands arising from the conduct or management of such party's business on the leased Premises or the Building or Land or its use of the leased Premises or the Building or Land, or from any breach on the part of either party of any conditions of the Lease, or from any act or negligence of such party, its officers, agents, contractors, employees, sublessees, or invitees in or about the leased Premises or the Building or Land. In case of any action or proceeding brought against either party by reason of any such claim, the indemnifying party agrees to defend the actions or proceeding.

     Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims of anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by the Pennsylvania Standard Form of Fire Insurance Policy with extended coverage endorsement, whether or not such insurance is maintained by the other party. Tenant and Landlord agree to notify their respective insurers of the extra release of the subrogation claims.

                       ARTICLE 9. ASSIGNMENT AND SUBLEASE

SECTION 9.1 SUBLETTING AND ASSIGNMENT

     The Tenant shall not sublet the Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation or transfer or assign this Lease without the prior written consent of the Landlord and the holder of any first mortgage encumbering the Premises (the ''Permanent Lender''), nor shall any subletting or assignment hereof be effected by operation of law or otherwise than by the prior written consent of the Landlord and the Permanent Lender. The consents set forth in the previous sentence shall not be unreasonably withheld, but may be conditioned upon Landlord's acceptance of the creditworthiness of the Tenant. In the event Tenant desires to assign this Lease or to sublet all or a substantial portion of the Premises, Tenant shall give to the Landlord and the Permanent Lender thirty (30) days' written notice of Tenant's intention so to do. Tenant's request shall include information in reasonable detail relating to the proposed sublease transaction, including the identity of the proposed sublessee. Within thirty (30) days after receipt of said notice, Landlord shall have the right, at Landlord's sole election, either (a) to withhold Landlord's consent (such consent not to be unreasonably withheld as aforesaid) to such proposed assignment or sublease, or (b) to consent to the proposed subletting. If Tenant desires to sublet all of the Premises, Landlord shall also have the right (in addition to the foregoing rights) to terminate this Lease on a date to be agreed upon by Landlord and Tenant. Failure of the Landlord to respond to Tenant's notice within thirty
(30) days of receipt shall be deemed to be a withhold of consent by Landlord. Upon receiving the written consent of the Landlord and the Permanent Lender, Tenant may assign the Lease or sublet the demised Premises (as the case may be). Upon assignment of the Lease or subletting of all or part of the Premises, Tenant shall in all events remain liable for full performance under the Lease.

     Landlord agrees to use reasonable efforts to assist Tenant in obtaining the consent of Permanent Lender to proposed assignments and subleases hereunder. Notwithstanding any of the foregoing to the contrary, Tenant shall have the right to assign its interest in the Premises or to sublet the whole or any part of the Premises to any entity that controls, is controlled by, or is under common control with Tenant, or, provided the successor entity has a creditworthiness at least equal to that of Tenant on the date hereof, in connection with the consolidation, merger or reorganization of Tenant or the sale by Tenant of substantially all of its stock or assets, and in none of the foregoing events shall the consent of Landlord or Permanent Lender be required. Notwithstanding any provision to the contrary, Landlord shall not be required or deemed to consent to any assignment, subletting or transfer of Tenant's interest hereunder in the event the credit of the Tenant is in any way diminished or impaired as a result thereof.


SECTION 9.2 DAMAGED BY FIRE OR CASUALTY

     In the event of damage or destruction of the Premises by fire or any other casualty, this Lease shall not be terminated, but the Premises shall be promptly and fully repaired and restored as the case may be by the Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of the Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, but if the condition is such as to make the entire Premises untenantable, then the rental which the Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by the Landlord. Any unpaid or prepaid rent for the month in which said condition occurs shall be pro-rated. If the Premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of the Premises, Tenant shall be required to pay rental covering only that part of the Premises that it is able to occupy, based on that portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the Premises covered by this Lease. In the event the Premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable and it shall require more than two hundred seventy (270) days for the Landlord to restore the same, then either party hereto, upon written notice to the other party, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or other casualty.

     Landlord agrees that any damage caused to the Building by fire or casualty shall be repaired, and a certificate of occupancy shall be obtained for the premises within two hundred seventy (270) days of the date that said damage occurred. Tenant shall have a right to cancel this Agreement if a certificate of occupancy for the Premises is not obtained within two hundred seventy (270) days of the date damage occurred, as aforesaid, unless the failure to repair said damage and obtain said certificate is caused by a failure to cooperate or act on the part of the Tenant.

     Notwithstanding anything in this Agreement to the contrary, control and application of all insurance proceeds shall be governed in accordance with and subject to availability of proceeds under the terms and conditions of any first mortgage covering the property of which the Premises is a part.


SECTION 9.3 CONDEMNATION

     (a) If the whole of the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose (other than for temporary use or occupancy) or transferred by a deed in lieu of condemnation, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if such date were the Expiration Date. If only a part of the Premises shall be so acquired, condemned or transferred, or if a portion of the parking area of the Building is acquired, condemned or transferred and the remaining portion of the parking area is insufficient to maintain full occupancy of the Building, or cannot be replaced, then except as otherwise provided in this Section, this Lease and the Term shall continue in force and effect, but from and after the date of the vesting of title, the Minimum Rent shall be reduced in the proportion which the area of the part of the Premises so acquired, condemned or transferred bears to the total area of the Premises immediately prior to such acquisition, condemnation or transfer and the Tenant's pro rata share shall be reduced in the same proportion. Notwithstanding the foregoing, Tenant shall have the option to terminate the Lease on the date of acquisition, condemnation, or transfer if any portion of the Premises or Land or Building is taken by condemnation, if said acquisition, condemnation or transfer materially affects the occupancy of the Tenant. In the event of such termination, no further rent or any other sums shall accrue or be due and payable hereunder, and any prepaid rent or expenses shall be immediately refunded to Tenant.

     (b) If only a part of the Building shall be so acquired, condemned or transferred, then (i) if the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within 60 days next following the date upon which Landlord shall have received notice of vesting of title, a 30 days' notice of termination of this Lease; and (ii) if, by reason of such acquisition, condemnation or transfer, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within 60 days next following the date upon which Tenant shall have been given notice of vesting of title, a 30 days' notice of termination of this Lease. In the event any such 30 days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of such 30 days with the same effect as if the date of expiration of such 30 days were the Expiration Date. If a part of the Premises shall be so acquired, condemned or transferred and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Article, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired, condemned or transferred to a self-contained rental unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section, the Minimum Rent, Adjustment Rent, as well as all other amounts due from Tenant to Landlord under this Lease, shall be apportioned as of the date on which possession must be surrendered to the condemning authority and any prepaid portion of Minimum Rent and Adjustment Rent, and such other amounts, if any, for any period after such date shall be refunded by Landlord to Tenant.

     (c) In the event of any such acquisition, condemnation or transfer of all or any part of the Building, Landlord shall be entitled to receive the entire award for any such acquisition, condemnation or transfer, Tenant shall have no claim against Landlord, the condemning authority or the transferee for the value of any unexpired portion of the Term and the Tenant hereby expressly assigns to Landlord all of its rights in and to any such award. Nothing contained in this subsection (c) shall be deemed to prevent Landlord from settling any threatened or filed condemnation proceeding, nor shall anything herein contained be deemed to prevent Tenant from independently making a claim against the condemning authority for Tenant's moving expenses, and for the value of any items of Tenant's property which are compensable in law as trade fixtures.

SECTION 9.4 TENANT'S CERTIFICATE

     Tenant, at any time or from time to time upon not less than twenty (20) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord a certificate of Tenant certifying:

     (i)    the Commencement Date and Expiration Date of this Lease;

     (ii) that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified, stating the modifications);

     (iii) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying the same);

     (iv) whether or not, to Tenant's knowledge, there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same);

          (v) the dates, if any, to which the Minimum Rent and Adjustment Rent and other charges under this Lease have been paid; and

          (vi) that all improvements to be constructed by the Landlord for the Premises or other concessions have been fully completed or performed by the Landlord in accordance with plans and specifications approved by the Tenant, that the Tenant has accepted the Premises, and that the Tenant is in full and complete possession of the Premises (or, if such improvements have not been fully completed, or if Tenant has not so accepted the Premises, specifying what improvements remain to be done and why Tenant has not so accepted the Premises).

     It is intended that any such certificate of Tenant delivered pursuant to this Section 9.4 may be relied upon by any prospective purchaser, ground or underlying lessor or mortgagee of the Land and Building.

SECTION 9.5 ASSIGNMENT BY LANDLORD

     Landlord is expressly given the right to assign any or all of its interest under the terms of this Lease, and upon any such assignment Landlord shall be released of all further liability under the Lease; provided the assignee assumes in writing Landlord's obligations under this Lease, including, without limitation, Landlord's obligations relating to Landlord's Work.

SECTION 9.6 NEGATIVE COVENANTS OF TENANT

     Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance not in force or hereafter to be placed on the Premises or any part thereof, or on the building of which the Premises amy be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent, any and all increase or increases in premiums or insurance carried by Landlord on the Premises, or any part thereof, or on the building of which the Premises may be a part, caused in any way by the occupancy of Tenant.

SECTION 9.7 SUBORDINATION

     This Lease is subject and subordinate to any first mortgage hereafter placed on the Premises or the Building, provided the holder of such first mortgage enters into a nondisturbance agreement with Tenant reasonably satisfactory to Tenant.

     Tenant agrees to attorn to and to recognize the mortgagee or the purchaser at foreclosure sale (alternatively, the "New Landlord") as Tenant's Landlord for the balance of the term of this Lease subject to all of the terms and provisions hereof.
Tenant hereby agrees, however, that such mortgagee or the purchaser at foreclosure sale shall not be:

               (1)   liable for any act or omission of Landlord;

               (2) subject to any offsets or defenses which Tenant might have against Landlord;

               (3) bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month;

               (4) bound by any amendment or modification of this Lease made without its consent. Tenant agrees to promptly execute any other agreement submitted by Landlord in confirmation or acknowledgment of the foregoing.


                       ARTICLE 10. INTENTIONALLY OMITTED


                              ARTICLE 11. DEFAULT

Section 11.1 Tenant's Default

Each of the following events shall be deemed to be events of default by Tenant under this lease:

               (a) Tenant fails to pay any installment of rent within five (5) days after notice that the same is due under this Lease.

               (b) Tenant fails to comply with any term, provision, or covenant of this Lease, other than the payment of Minimum Rent or Additional Rent, and does not cure the failure within 30 days after written notice of the failure is provided to Tenant, provided that if the nature of the default is such that it is not capable of cure within such 30-day period, if Tenant fails to commence cure within such 30-day period and diligently thereafter pursue such cure to completion.

               (c)   Tenant makes an assignment for the benefit of creditors.

               (d) Tenant deserts or vacates any substantial portion of the Premises for a period of 15 or more days, unless (i) Tenant continues to pay all Minimum Rent and Additional Rent and (ii) Tenant continues to maintain the appearance of the Premises in a clean, safe and sightly manner.

          (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, or Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be stayed or dismissed within sixty (60) days after the filing of same.

SECTION 11.2 REMEDIES FOR DEFAULT

     On the occurrence of any event of default specified in Section 11.1. Landlord shall have the option to pursue any one or more of the following remedies:

     (a) Landlord may terminate this Lease after at least 15 days' written notice, in which event Tenant shall immediately surrender the Premises to Landlord. Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter on and take possession of the Premises and remove all persons and property without being deemed guilty of any manner of trespass, and may relet the Premises. or any part of the Premises, for all or any part of the remainder of the Lease term to a party satisfactory to Landlord at such monthly rental as Landlord with reasonable diligence is able to secure. Tenant agrees to pay Landlord on demand the amount of all loss and damage that Landlord suffers by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

     (b) Landlord may enter on and take possession of the Premises, after at least 15 days' written notice, and relet the premises for the benefit of Tenant on such terms as Tenant deems advisable, and receive the rent for the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting.

     (c) Landlord may enter on the Premises, without being liable for prosecution or any claim for damages for such entry, and do whatever Tenant is obligated to do under the terms of this Lease to correct the default. Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant's obligations under this Lease in this manner, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

     No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above, shall include the expense of repossession.

SECTION 11.3 LANDLORD'S DEFAULT

     If Landlord defaults in the performance of any term, covenant, or condition required to be performed by it under this agreement, Tenant may elect to do either one of the following:

     (a) After not less than 10 days notice to Landlord, Tenant may remedy such default by any necessary action and, in connection with such remedy, may pay expenses and employ counsel. All sums expended or obligations incurred by Tenant in connection with remedying Landlord's default shall be paid by Landlord to Tenant on demand and, on failure of such reimbursement, Tenant may in addition to any other right or remedy that Tenant may have, deduct these costs and expenses from rent subsequently becoming due under this Lease.

     (b) Tenant may terminate this Lease on giving at least 45 days notice to Landlord of such intention. In the event Tenant elects this option, the Lease will be terminated on the date designated in Tenant's notice, unless Landlord has cured the default prior to expiration of the 45-day period.

SECTION 11.4 CUMULATIVE REMEDIES

     Pursuit of any of the remedies provided in this Lease by either Landlord or Tenant shall not preclude pursuit of any of the other remedies provided in this Lease or by law. Pursuit of any remedy provided in this Lease or by law by either party shall not constitute a forfeiture or waiver of any damages accruing to either party by reason of the violation of any of the terms, provisions, and covenants contained in this Lease. Nor shall pursuit of any remedies provided in this Lease by Landlord constitute a waiver of forfeiture of any rent due to Landlord under this Lease.

SECTION 11.5 WAIVER OF DEFAULT

     No waiver by either party of any default or violation or breach of any of the terms, provision, or covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants of the Lease. Forbearance by either party to enforce one or more of the remedies provided in this Lease or by law on an event of default shall not be deemed or construed to constitute a waiver of such default. Landlord's acceptance of rent following an event of default under this Lease shall not be construed as Tenant's waiver of the default.

                              ARTICLE 12. NOTICES

SECTION 12.1 NOTICES

          Any bills, statements, notices, demands, requests, consents, approvals or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by hand or by registered or certified mail (return receipt requested); United Parcel Service (UPS); or FedEx, and addressed as follows:


          (a)  To Landlord at the following address:

               One Summit Square Associates
               c/o BR Management Corporation
               50 West State Street
               Trenton NJ 08608

          or to such other person or address as Landlord may designate by written notice to the Tenant.

          (b)  To Tenant at:

          After the Commencement Date, at the Premises, with a copy to Hale and Dorr at the address set forth below.

               Prior to the Commencement Date, at:

               9990 Global Road
               Philadelphia, PA 19115

               With a copy to:

               John H. Chory, Esquire
               Hale and Dorr
               60 State Street
               Boston, MA 02109

          or to such other person or address as Tenant may designate by written notice to the Landlord.

          Any such bill, statement, notice, demand, request, consent, approval or other communication shall be deemed to have been rendered or given on the date when it shall have been received or refused.

                           ARTICLE 13. MISCELLANEOUS


Section 13.1 Rules and Regulations

          The Tenant covenants that the following rules and regulations, and such other and further reasonable rules and regulations as the Landlord may make and which in the Landlord's judgment are needful for the general well-being, safety, care and cleanliness of the Premises and the Building together with their appurtenances, shall be uniformly applied to all Tenants and shall be faithfully kept, observed and performed by the Tenant, and by its agents, servants, employees and guests unless waived in writing by the Landlord:

          (a) The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by the Tenant shall not be obstructed or used for any other purpose than ingress or egress.

          (b) The Tenant shall not install or permit the installation of any awnings, shades, and the like other than those reasonably approved by the Landlord in writing.

          (c) The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Landlord shall at all times have access to Tenant's Premises by providing keys or access codes as required.

          (d) The Tenant shall not construct, maintain, use or operate within the Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the demised Premises.

          (e) Electric and telephone floor distribution boxes must remain accessible at all time.

          (f) Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building, or into the Premises.

          (g) No food shall be prepared on the Premises other than incidental food preparation for office workers in the Premises which does not result in any odors discernible in the public areas of the Building or to other tenants of the Building.

          (h) Tenant is permitted to install microwave ovens in the Premises. Tenant may also install vending machines in the Premises, if said installation is not in conflict with any contract which Landlord has entered into with any vending service provider.

SECTION 13.2 SURRENDER OF PREMISES

     Nothing done by Landlord or its agents during the Lease term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless in writing and subscribed by Landlord.

SECTION 13.3 AMENDMENT

     No amendment, modification, or alteration of the terms of this Lease shall be binding unless in writing, dated subsequent to the date of this Lease, and duly executed by the Landlord and Tenant.

SECTION 13.4 JOINT AND SEVERAL LIABILITY

     If there is more than one Tenant, the obligations imposed on Tenants by virtue of this Lease shall be joint and several. If there is a guarantor of Tenant's obligations under this Lease, the obligations imposed on Tenant shall be the joint and several obligations of Tenant and the guarantor. Landlord need not first proceed against Tenant before proceeding against the guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever.

SECTION 13.5 ATTORNEYS' FEES AND COSTS

If at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default of this Lease, then the unsuccessful party shall reimburse the successful party for reasonable attorneys' fees and expenses incurred to enforce the Lease.

SECTION 13.6 UNAVOIDABLE DELAY

     Except with respect to Sections 1.2, 3.4, 9.2, neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is hindered or prevented by unavoidable delays. For purposes of this Section, unavoidable delays shall be defined as natural disasters: strikes, lockouts or labor disputes; governmental regulations, restrictions, or controls; enemy or hostile government action; civil riot; fire, floods, or nuclear accident; or any other cause not reasonably within the control of Landlord or Tenant and that by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

SECTION 13.7 BINDING SUCCESSORS AND ASSIGNS

                     All rights and liabilities given to, or imposed on, the respective parties to this Lease shall extend to and bind the several respective successors and assigns of the parties when otherwise permitted by this Lease.

SECTION 13.8 LANDLORD'S LIABILITY

                     Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

SECTION 13.9 PENNSYLVANIA LAW TO APPLY

                     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. All obligations of the parties created by this agreement are performable in Bucks County, Pennsylvania.

SECTION 13.10 LEGAL CONSTRUCTION

                     In the event any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the agreement.

SECTION 13.11 PRIOR AGREEMENTS SUPERSEDED

                     This Lease constitutes the only agreement between Landlord and Tenant and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Lease.

SECTION 13.12 PRONOUNS

                     Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require substitution or substitutions. The Landlord herein for convenience has been referred to in neuter form.

SECTION 13.13 BROKERS

                     Tenant and Landlord represent and warrant to the other that T.P. Collins and Cushman and Wakefield are the only brokers and agents (other than officers or employees of the Landlord) with whom either party has negotiated in bringing about this Lease, and Landlord agrees to pay any and all commissions to such broker pursuant to the separate agreement between Landlord and such broker. Landlord and Tenant agree to indemnify and hold harmless the other against and from any and all liabilities and expenses (including, without limitation, counsel fees and disbursements in defending against such liabilities) which may accrue by reason of, on account of, or growing out of, or resulting from a breach by the indemnifying party of such warranty and representation.



SECTION 13.14 TIME OF ESSENCE

     Time is of the essence of this agreement. The undersigned Landlord and Tenant execute this agreement on the date set forth in the caption hereof, at Langhorne, Bucks County, Pennsylvania.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.


                              LANDLORD:

Witnessed:                    SUMMIT SQUARE INVESTORS, L.P.
                              By: Bergen of Newtown, Inc., general partner


                                  /s/ Scott A. Williams
----------------------        By: ----------------------
                                  Scott A. Williams



                              TENANT:

                              WEST COAST ENTERTAINMENT
                              CORPORATION, a Delaware corporation


                                  /s/ Donald R. Thomas
                              By: ----------------------
                                  Authorized Officer



                              Attest:


                              --------------------------
                                      (Corporate Seal)

                                  Schedule 1.1


Plans dated October 31, 1996 prepared by John W. Gannon & Associates consisting of 4 sheets as follows:

          A-1 Floor Plan Layout
          A-2 Reflected Ceiling Plan/Electrical
          A-3 Reflected Ceiling Plan - Mechanical
          A-4 As built/Demolition Reference Plan


(Notwithstanding any provision to the contrary in the Plans or in the Lease, Landlord's Work will not include provision or installation of vinyl wall coverings as shown on the Plans.)

                                  Schedule 1.2

                                  Arbitration

     The party demanding arbitration shall give notice thereof to the other party and shall in such notice appoint and arbitrator. Within 15 days thereafter, the other party shall be notice to the original party appoint at arbitrator. If the second arbitrator shall not have been appointed as aforesaid, the position taken by the party demanding arbitration shall be deemed to be the Market Rent. The two arbitrators shall, within 15 days after the sooner of the designation of the second arbitrator or the expiration of the 15-day period provided for such designation, shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within five days after the 15-day period described above, then they or either of them shall give notice to such failure to agree to the parties hereto and, if the parties hereto fail to agree upon the selection of such third arbitrator within five days after the arbitrators appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to a court of competent jurisdiction, for the designation of such third arbitrator.

     Upon the designation of the third arbitrator, the two parties shall submit their respective position with respect to the disputed Market Rent to the three arbitrators and the three arbitrators shall conduct such hearings and investigations as they may deem appropriate and shall, within 10 days after the date of the designation of third arbitrator, choose the position submitted to the arbitrators which, in the view of a majority of the arbitrators, is closest to the fair market rental value. The arbitrators shall give notice thereof to the parties hereto and the choice by the three arbitrators shall be binding upon the parties hereto.

     All arbitrators shall be real estate brokers or consultants who shall have had at least 10 continuous years experience acting as real estate agents or brokers in the area in which the Premises are located. The parties shall be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators may not make any determination inconsistent with any of the terms of this Lease or deprive any parties thereto of any right or warranty reserved in this Lease or decide any matter other than the specific issue of Market Rent referred to arbitration as herein provided. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrator(s), as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction. Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party, and one-half of the other fees, costs and expenses of the arbitration properly incurred hereunder.

                                   EXHIBIT A

See plan entitled "A-1 Floor Plan Layout" described in Schedule 1.1.

                                  SCHEDULE 3.4

                               ONE SUMMIT SQUARE

                        CLEANING CONTRACT SPECIFICATIONS


A.   SCOPE OF WORK

     This facility may not be fully occupied at the start of the cleaning services contract; however, the contractor will be expected to provide full services for those portions that are occupied as of the commencement date specified in the contract. The contractor will be given sufficient notice as additional portions of the facility are occupied so that contract services may be extended to these additional spaces. Until such time as the facility is fully occupied, the contract price will be adjusted by pro-rating the actual square feet occupied on a rentable basis compared to the total occupiable square feet on a rentable basis, which is 67,489 rentable square feet.

     The Contractor shall provide supervision, manpower, equipment and supplies necessary to provide janitorial services as described herein. The building areas to be serviced will be described in writing by the Property Manager using estimates of area square footages. The Contractor is responsible for verifying any such estimates by the Property Manager.

     The Contractor may be required to supply all janitorial supplies including all paper products, toilet tissue, hand towels, sanitary napkins and tampons, hand soap, plastic wastebasket and trash can liners as determined by the Property Manager.

     The Contractor will not be required to provide separation services for recyclable materials. However, the Contractor will be required to empty all recycling containers throughout the facility and transport to a central pick-up facility. The Contractor will also be required to coordinate the pick-up of these materials with the appropriate entity. The following items are expected to be segregated and recycled: 1) shredded paper, 2) mixed paper, 3) glass bottles, 4) aluminum cans, 5) newspaper, 6) corrugated paper. This list may be adjusted as regulations and conditions dictate.


B.   CLEANING SERVICES REQUIRED

     The Contractors performance will be evaluated based upon the cleaning requirements contained herein.

     On normal work days, all cleaning of occupied spaces shall be performed after 5:30 PM and prior to 10:00 PM with the exception of any tenant spaces where specific alternate arrangements are made between the tenant, Property Manager and Contractor. Performance frequency is described in subsequent sections of this document.

                                  SCHEDULE 3.4

                               ONE SUMMIT SQUARE

                        CLEANING CONTRACT SPECIFICATIONS

DAILY REQUIREMENTS

1.   Toilet Rooms: (Including private toilet rooms)
     Floors and walls shall be cleaned utilizing cleaner-disinfectant. Floors shall be damp mopped with disinfectant and detergent. The floors including corners and baseboards shall be clean and dry and present an overall appearance of cleanliness.

     Ceramic tile wall surfaces shall be cleaned so as to leave no residue and shall present a polished look.

     Fixtures (toilets, urinals and sinks) shall be clean and bright. Toilets and urinals shall be properly disinfected. There shall be no obvious dust, stains, mold or encrustation.

     Toilet partitions shall be wiped down with disinfectant as needed.

     All mirrors shall be cleaned, leaving no streaks or residue.

     All supply dispensers for paper towels and toilet paper shall be filled.

     Waste and sanitary napkin receptacles shall be emptied, cleaned and disinfected. Liner bags shall be replaced daily. Liner bags removed from the sanitary napkin receptacles shall be collected in separate containers for disposal. There shall be no obvious signs of dust on any surface.

2.   Tenant Space:
     All waste generated shall be collected and removed to the trash dumpster area for removal by others. Ashtrays shall be free of stains and debris and present a clean appearance.

     All horizontal, vertical and under surfaces shall be free of obvious dust, smudges or spots. Corners, crevices, moldings and ledges shall be free of obvious dust. (In dusting horizontal surfaces, papers and other items resting on those surfaces are not to be touched or disturbed).

     All glass in sidelights or interior partition walls shall be clean and free of dust, smudges or spots.

                                  Schedule 3.4


                               ONE SUMMIT SQUARE

                        CLEANING CONTRACT SPECIFICATIONS


     Spots, smudges or other markings on wall and door surfaces shall be removed without causing unsightly discoloration to the surfaces.

     Carpeted surfaces shall be free of obvious dirt, dust and other debris and shall be vacuumed. Non carpeted floor surfaces shall be clean and free of debris or foreign matter. No dirt shall be left in corners or near baseboards, behind doors, or under furniture. all spillages, dirt accumulation or crust material shall be removed along with spots and stains. When carpeted areas are spot cleaned, those areas shall blend with the adjacent areas of the carpet.

     Wastebaskets shall be maintained free of dust, debris and residue. Trash can liners shall be replaced nightly.

3. Entrances, lobbies and Corridors: Floor surfaces shall be clean and free of debris or foreign matter and be wet mopped. No dirt shall be left in corners or near baseboards. The finished area shall have a uniform lustre without unsightly build-up. Carpeted surfaces shall be free of obvious dirt, dust and other debris and be vacuumed.

     Metal surfaces shall be free of smears, smudges or stains. they shall be clean, bright and polished to a uniform lustre.

     Wood surfaces shall be free of dirt, dust or streaks. All horizontal, vertical and under surfaces shall be free of obvious dust, smudges or spots. Corners, crevices, moldings and ledges shall be free of obvious dust.

     Glass surfaces shall be clean and free from dust, smudges or spots.

     Thresholds shall be clean and free of dirt and debris.

4. Stairways, Landings and Treads: Landing and tread surfaces shall be free of dirt, dust and other foreign substances and shall present an overall appearance of cleanliness. Railings, ledges, grilles, fire apparatus and doors shall be free of dust and foreign substances. Any glass, metal or wood surfaces shall be free of dust, smudges, stains or spots. These surfaces shall be wet mopped once per week.

                                  SCHEDULE 3.4

                               ONE SUMMIT SQUARE

                        CLEANING CONTRACT SPECIFICATIONS

5. Trash Dumpster Area: The entire area shall be kept clean and free of trash and debris.

6. Elevators: All vertical and horizontal surfaces and doors shall be clean and free of dirt, dust and smudges. All metal surfaces shall be free of smears, smudges or stains and shall be clean, bright and polished to a uniform lustre. Floor tracks and carpets shall be free of dirt and debris. Carpets shall be thoroughly vacuumed. No dirt shall be left in corners or near baseboards.

8. Ash Receptacles: Cigarette butts, matches and other discarded materials shall be removed and the receptacle wiped so that it is free of dust, ashes, odor, tar and streaks. If sand is used, it shall be refreshed or replaced as necessary to maintain a clean appearance.

9. Drinking Fountains: The fixture surfaces shall be clean and bright, free of dust, stains and streaks. Fountains shall be kept free of trash, etc. and nozzles free of encrustation. Metal surfaces shall have a polished lustrous appearance.

10. Public Telephones: All vertical and horizontal surfaces shall be clean and free of dirt, dust, smudges or streaks.

11. Storage Space: Floors shall be clean and free of trash and foreign substances. No dirt shall be left in corners or behind doors.

12. Windows and Glass: Glass in and surrounding exterior and vestibule doors and lobbies on all floors shall be free of dirt, grime, streaks and moisture. Window sashes, sills, woodwork and other surroundings of interior glass shall be wiped clean.

13. Venetian Blinds: Both sides of all venetian blind slats shall be clean and free of dust, dirt and water spots.

14. Floor Mats: Mats shall be clean and free of dirt, grime, stains and other foreign matter and shall be thoroughly vacuumed.

                                  SCHEDULE 3.4

                               ONE SUMMIT SQUARE

                        CLEANING CONTRACT SPECIFICATIONS

Periodic Requirements

1.   Restrooms:
     a) Every Month: Damp wipe the surface area of all stall partitions, doors, sills and wastepaper receptacles utilizing a multipurpose (disinfectant-deodorizer) cleaner.
     b) Semi-annually: Strip entire floor and apply appropriate floor finish.

2.   Tenant Spaces:
     Annually: Strip and apply appropriate floor finish to all non-carpeted floors.
     Monthly:  Spray buff with appropriate spray buff solution.

3.   High Cleaning:
     Quarterly: Clean surfaces and objects in the building that are approximately 70 inches or more above the floor. This includes but is not limited to wall and ceiling areas, ventilating and air conditioning outlets, transoms, clocks, ceiling moldings, tops of partitions, pictures, plaques, wall or ceiling diffusers, bookcases, etc. Drapes shall be vacuumed in place.

4.   Carpet Cleaning:
     Quarterly: All carpeted public corridor shall be cleaned by either dry or wet extracted methods (as recommended by the carpet manufacturer), including walk off mats.

                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE is made this 11th day of September, 1997 by and between Summit Square Investors, L.P. ("Landlord") and West Coast Entertainment Corporation ("Tenant").


                                   BACKGROUND

     WHEREAS Landlord and Tenant entered into a certain Office Lease (the "Lease") dated November 6, 1996 relating to 17,056 square feet of office space on the second floor of the One Summit Square Building, Route 413 and Double Woods Road, Langhorne, Middletown Township, Bucks County, Pennsylvania (the "Building"); and

     WHEREAS, Tenant has been occupying 1,411 square feet of space on the first floor of the Building (the "Temporary Space") on a month to month basis since February 1, 1997 pursuant to a letter dated February 7, 1997 from Landlord's general partner to Cushman & Wakefield of Pennsylvania, Inc.; and

     WHEREAS, Tenant desires to continue occupying the Temporary Space until December 31, 1997; and

     WHEREAS, Landlord and Tenant desire to modify the Lease as set forth herein.

     NOW THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

     2. Temporary Space. Landlord hereby ratifies its grant to Tenant of the right and privilege to occupy and use the Temporary Space in accordance with the terms of the Lease until December 31, 1997.

     3. Consideration. For and in consideration of this amendment, Sections 1.5 and 1.6 of the Lease are deleted in their entirety from the Lease and are of no further force and effect.

     4. Term. The term of the Lease as to the Temporary Space commenced on February 1, 1997 and terminates on December 31, 1997.

     5. Rent. From and after the date hereof, Minimum Rent for the Temporary Space shall continue to be $1,411.00 per month, payable in advance on the first day of each month.

     6. Ratification of Lease. The use of the Temporary Space by Tenant is subject to all of the convenants, agreements, terms, provisions, and conditions of the Lease, and, except as modified by this amendment, such covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. There are no amendments to the Lease other than this amendment.


     IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to Lease to be executed as of the day and year first above written.



                                   WEST COAST ENTERTAINMENT CORPORATION

                                    By: /s/ Ralph W. Standley III
                                        ------------------------------
                                    Attest:
                                           ---------------------------



                                    SUMMIT SQUARE INVESTORS, L.P.

                                    By: Bergen of Newtown, Inc.

                                        By: /s/ Scott A. Williams
                                           ---------------------------

                                        Attest:
                                               -----------------------

                                       2